Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

The undersigned certify, pursuant to 18 U.S.C. § 1350 as adopted by § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           the Annual Report on Form 10-KSB of FNB Banking Company (the “Company”) for the fiscal period ended December 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: March 23, 2004	/s/ J. Charles Copeland J. Charles Copeland President and Chief Executive Officer

Dated: March 23, 2004	/s/ Mark A. Flowers Mark A. Flowers Principal Accounting and Financial Officer